EXHIBIT 10.20

C&C Vision International Limited
98 Lower Baggot Street
Dublin 2, Ireland
September 28, 2007
Julia Dorothy Kneen
Trustee of the Nice Trust
James Ellwood
Trustee of the Nice Trust

Re:	Royalty Offsets under the License Agreement between C&C Vision International Limited and the Nice Trust (James Ellwood and Julia Dorothy Kneen, Trustees)
Dear Julia and James,
I am writing to confirm our agreement regarding royalty offsets under that certain license agreement between C&C Vision International Limited (formerly Medevec Supplies Ltd.) (“C&C Vision International”) and J. Stuart Cumming, Eppington Corporation, N.V. and Medevec Licensing, B.V. dated October 12, 1998 and assigned to James Ellwood and Julia Dorothy Kneen as Trustees of the Nice Trust (the “Nice Trust”) on December 31, 2006 (as amended May 31, 2000, December 31, 2006 and January 1, 2007) (the “License Agreement”).
The parties agree that C&C Vision International’s right to offset third party royalty obligations against its royalty payments to the Nice Trust under Section 3A(3) of the License Agreement shall apply only with respect to payments of C&C Vision International or its affiliate eyeonics, Inc. (“eyeonics”) for licenses of intellectual property rights from third parties to the extent that: (i) such payments are for licenses to any issued patent having valid claims required for any Licensed Product that are independent of any claims under the Licensed Patents (where independent claims exclude improvements, modifications and claims that are otherwise based on technology disclosed in the Licensed Patents); and (ii) such third party, or such third party’s assignor or transferor, was not an employee, consultant, director, member, officer or affiliate of C&C Vision International or eyeonics (or any affiliate of any of the foregoing) at the time the inventions described in such licensed patents were made or created by such third party. C&C Vision International shall be entitled to rely on the presumption of validity of an issued patent, and shall not be obligated to mount a challenge to the validity of a third party patent (or any claims thereof) as a prerequisite to exercise of the offset rights described above. The parties also acknowledge that the existing provisions of the License Agreement limit C&C International’s offset right to a maximum of fifty percent (50%) of the amounts due under paragraph 3 of the License Agreement. For the avoidance of doubt, in no event will the aggregated total of all royalty offsets exceed 50% of the amounts due under paragraph 3 of the License Agreement Without limiting the foregoing, the parties agree that C&C Vision International’s right under Section 3A(3) of the License Agreement to offset third party royalty obligations against its royalty payment obligations to the Nice Trust under the License Agreement shall not apply to C&C Vision International’s or its affiliates’ payment obligations under the following agreements:
•	that certain license agreement between eyeonics, Inc. and Steven Dell, M.D. dated March 29, 2006

•	that certain license agreement between eyeonics, Inc. and Richard L. Lindstrom, M.D. dated March 31, 2006
The parties confirm that the License Agreement, as amended, remains in full force and effect in accordance with its terms. This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of California, and shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns. The parties acknowledge that their attorneys have reviewed the contents of this letter and that they have received the counsel of their attorneys regarding the subject matter hereof.
Please indicate your agreement with the foregoing by signing where indicated below.

Sincerely yours,

C&C VISION INTERNATIONAL LIMITED
By: /s/ Steven J. Naber
Steven J. Naber, Chairman
ACCEPTED AND AGREED:
ON BEHALF OF THE NICE TRUST

By: /s/ Julia Dorothy Kneen

Name:	Julia Dorothy Kneen

Trustee for the Nice Trust

By: /s/ James Ellwood

Name:	James Ellwood

Trustee for the Nice Trust